UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

Stoke Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38938	47-1144582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Wiggins Ave Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 430-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	STOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Payment of Mootness Fee

On October 26, 2022, Plaintiff Gerald J. Alsid (“Plaintiff”) filed a Verified Stockholder Derivative Complaint on behalf of Nominal Defendant Stoke Therapeutics, Inc. (the “Company”) in the Court of Chancery of the State of Delaware (the “Action”), alleging that the directors of the Company breached their fiduciary duties, were unjustly enriched and committed waste by (i) approving, awarding, and receiving allegedly excessive and improper compensation, and (ii) approving allegedly false and misleading disclosures in the Company’s proxy statements concerning the Company’s director compensation policies and practices and the Company’s peer group.

On May 12, 2023, Plaintiff served Defendants with a letter identifying purported inaccuracies in the Company’s proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on April 28, 2023 (the “2023 Proxy Statement”).

On May 24, 2023, in advance of the Company’s June 13, 2023 annual shareholder meeting, the Company filed a supplement to its 2023 Proxy Statement with the SEC to address the purported inaccuracies identified by Plaintiff (the “Supplemental Disclosure”).

In addition to the Supplemental Disclosure, during the pendency of and in connection with the Action, the Company (i) considered and made a change from compensating its directors in 2023 based on a share-based value target determined in advance of the grant to a dollar-based value target, and (ii) made the disclosures concerning the Company’s 2022 peer group reflected on pages 25-26 of the Company’s 2023 Proxy Statement (the “Other Secured Benefits,” and together with the Supplemental Disclosure, the “Mootness Benefits”).

The Company denies and continues to deny all allegations of wrongdoing in the Action. Plaintiff and the Company agree that the Mootness Benefits rendered certain of Plaintiff’s claims moot. The Company subsequently agreed to pay $175,000 in attorneys’ fees and expenses (the “Mootness Fee”) in full satisfaction of any and all claims by Plaintiff and his counsel for attorneys’ fees and expenses in connection with the Mootness Benefits. In making this decision, the Company considered various factors, including the cost and time associated with litigation.

On August 27, 2024, the Court entered an Order approving the form of this Current Report on Form 8-K. On or before September 17, 2024, the Company will file an affidavit with the Court confirming that this Current Report on Form 8-K, which shall constitute notice to the Company’s stockholders for purposes of Rule 23.1, has been filed with the SEC.

Plaintiff’s counsel are Seth D. Rigrodsky, Gina M. Serra and Herbert Mondros of Rigrodsky Law, P.A., (302) 295-5310. Defendants’ counsel are Susan W. Waesco and Kirk C. Andersen of Morris, Nichols, Arsht & Tunnell LLP, (302) 658-9200.

Proposed Settlement of Derivative Litigation

On August 20, 2024, the Company and certain of its current and former directors entered into a Stipulation of Compromise and Settlement (the “Stipulation”) with Plaintiff to resolve the remaining claims in the Action that were not mooted. Pursuant to the terms of the Stipulation, the Company has implemented or agreed to implement and maintain certain changes to its director compensation policies and practices. The Stipulation also provides for a release of claims related to the allegations in the Action with no admission of any wrongdoing. As part of the settlement, the Company will be responsible for the payment of attorney’s fees and has agreed to pay an award of attorney’s fees and expenses up to $415,000 to plaintiff’s counsel. The Court must approve the settlement of the Action. Assuming that the settlement terms are approved, as a result of the settlement, all of the claims asserted in the Action will be dismissed. As required by the Court, a copy of the Notice of Pendency of Settlement of Action (the “Notice”) is included as Exhibit 99.1 to this Current Report on Form 8-K. Copies of the Notice and the Stipulation are also available on the Company’s website at https://investor.stoketherapeutics.com/settlement-information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, Settlement Hearing, and Right to Appear, approved pursuant to a Scheduling Order dated August 27, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2024

STOKE THERAPEUTICS, INC.

By:	/s/ Thomas Leggett
Thomas Leggett
Chief Financial Officer